                                                                   EXHIBIT 11.1



(In thousands, except per share data)

PRIMARY
-------
                                         Three Months Ended       Nine Months Ended
                                              August 31,             August 31,
                                         -------------------      ------------------
                                          1996        1995         1996       1995
                                         -------     -------      ------     -------
Weighted average number of common
  and common equivalent shares
  outstanding:
  Common stock                            12,769      12,752      12,878      12,606
  Common equivalent shares resulting
  from stock options (treasury
  stock method)                              102         866         375         772
                                         -------     -------     -------     -------
Total                                     12,871      13,618      13,253      13,378
                                         =======     =======     =======     =======

Net income                               $   218     $ 4,318     $ 4,792     $10,473
                                         =======     =======     =======     =======

Net income per common share              $  0.02     $  0.32     $  0.36     $  0.78
                                         =======     =======     =======     =======


FULLY-DILUTED
-------------
                                         Three Months Ended       Nine Months Ended
                                              August 31,             August 31,
                                         -------------------      ------------------
                                          1996        1995         1996       1995
                                         -------     -------      ------     -------
Weighted average number of common
  and common equivalent shares
  outstanding:
  Common stock                            12,769      12,752      12,878      12,606
  Common equivalent shares resulting
  from stock options (treasury
  stock method)                              146       1,000         390         930
                                         -------     -------     -------     -------
Total                                     12,915      13,752      13,268      13,536
                                         =======     =======     =======     =======

Net income                               $   218     $ 4,318     $ 4,792     $10,473
                                         =======     =======     =======     =======

Net income per common share              $  0.02     $  0.31     $  0.36     $  0.77
                                         =======     =======     =======     =======











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